Exhibit 99.1

News Release

LASALLE HOTEL PROPERTIES REPORTS SECOND QUARTER 2018 RESULTS

Special Meeting to Approve Merger with Blackstone Scheduled for September 6, 2018

BETHESDA, MD, August 9, 2018 -- LaSalle Hotel Properties (NYSE: LHO) (“LaSalle” or the “Company”) today announced results for the quarter ended June 30, 2018. The Company’s results are summarized below.

	Second Quarter			Year-to-Date
	2018	2017	% Var.	2018	2017	% Var.
	(dollars in millions except per share/unit data)

Net income attributable to common shareholders(1)	$31.6	$55.5	-43.1%	$20.5	$131.6	-84.4%
Net income attributable to common shareholders per diluted share(1)	$0.28	$0.49	-42.9%	$0.18	$1.16	-84.5%

RevPAR(2)	$230.96	$227.18	1.7%	$198.28	$203.13	-2.4%
Hotel EBITDAre Margin(2)	37.4%	38.0%		31.6%	33.3%

Adjusted EBITDAre(2)	$107.9	$110.4	-2.3%	$155.5	$172.2	-9.7%
Note: Second quarter 2017 included $3.7 million and year-to-date 2017 included $7.3 million of adjusted EBITDAre for assets that the Company sold in 2017.

Adjusted FFO attributable to common shareholders and unitholders(2)	$88.3	$91.5	-3.5%	$125.6	$142.8	-12.0%
Adjusted FFO attributable to common shareholders and unitholders per diluted share/unit(2)	$0.80	$0.81	-1.2%	$1.12	$1.26	-11.1%
(1) 2017 year-to-date net income included $85.5 million of gains from the sales of Hotel Deca, Lansdowne Resort, Alexis Hotel, Hotel Triton, and Westin Philadelphia.
(2) See the discussion of non-GAAP measures and the tables later in this press release for reconciliations from net income to such measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA for real estate (“EBITDAre”), adjusted funds from operations (“FFO”), and pro forma hotel EBITDAre. Room revenue per available room (“RevPAR”) is presented on a pro forma basis to reflect hotels in the Company’s current portfolio. See “Statistical Data for the Hotels - Pro Forma” later in this press release.

Michael D. Barnello, President and Chief Executive Officer of LaSalle said, “Our second quarter results exceeded our expectations, as the industry and our portfolio benefitted from strong lodging demand. LaSalle took an important step this quarter to maximize shareholder value by entering into a definitive agreement to be acquired by Blackstone in an all-cash transaction. The transaction followed a thorough review of strategic alternatives and we believe it represents a compelling opportunity for LaSalle’s shareholders, delivering a significant premium with immediate and certain cash value.”

Second Quarter 2018 Results

▪
Net Income: The Company’s net income attributable to common shareholders was $32 million, which decreased by $24 million from the same period in 2017. The second quarter 2017 benefited from $11 million of gains from the sale of two assets last year.

▪
RevPAR: The Company’s second quarter 2018 RevPAR grew 1.7% to $231, driven by a 1.1% increase in average daily rate (“ADR”) to $261 and an occupancy growth of 0.6% to 88.6%. Excluding the Company’s hotels managed by Kimpton and Marriott, RevPAR increased 3.7% versus last year. For reference, Kimpton has been working on systems integration with the IHG platform throughout 2018, and Marriott has been doing the same with Starwood’s former systems.

▪	Hotel EBITDAre Margin: The Company’s hotel EBITDAre margin was 37.4%.

▪
Adjusted EBITDAre: The Company’s adjusted EBITDAre was $108 million, which declined $2 million year-over-year. In the second quarter 2017, the Company earned $4 million of adjusted EBITDAre from assets sold in 2017.

▪	Adjusted FFO: The Company generated adjusted FFO of $88 million, or $0.80 per diluted share/unit, compared to $92 million, or $0.81 per diluted share/unit, for the second quarter 2017.

Year-to-Date 2018 Results

▪
Net Income: The Company’s net income attributable to common shareholders was $20 million, which decreased by $111 million from the same period in 2017. During the first half of 2017, the Company sold five assets for a combined gain of $86 million, which distorts this comparison year-over-year.

▪
RevPAR: The Company’s first half 2018 RevPAR decreased 2.4% to $198, driven by a 1.0% reduction in ADR to $242 and an occupancy decline of 1.4% to 81.8%. Excluding the Company’s hotels managed by Kimpton and Marriott, RevPAR was flat to last year.

▪	Hotel EBITDAre Margin: The Company’s hotel EBITDAre margin was 31.6%.

▪
Adjusted EBITDAre: The Company’s adjusted EBITDAre was $155 million, a decrease of $17 million from the first half of 2017. In the first half of 2017, the Company earned $7 million of adjusted EBITDAre from assets sold in 2017, negatively impacting the year-over-year comparison.

▪	Adjusted FFO: The Company generated adjusted FFO of $126 million, or $1.12 per diluted share/unit, compared to $143 million, or $1.26 per diluted share/unit, for the first half of 2017.

Capital Investments: The Company invested $42 million of capital in its hotels in the second quarter. Since March, the Company has completed guestroom renovations at San Diego Paradise Point Resort & Spa, Hotel Spero, Harbor Court Hotel, The Heathman Hotel, Chamberlain West Hollywood, Montrose West Hollywood, and Westin Copley Place. The Company also completed lobby or restaurant renovations at Hotel Spero, Harbor Court Hotel, The Heathman Hotel, Chamberlain West Hollywood, Montrose West Hollywood, and Sofitel Washington, DC Lafayette Square. Additionally, the Company renovated its meeting space at Hotel Chicago and Hyatt Regency Boston Harbor.

Balance Sheet and Capital Markets Activities

▪
Balance Sheet Summary as of June 30, 2018: The Company had total outstanding debt of $1.1 billion, and total net debt to trailing 12 month Corporate EBITDA (as defined in the financial covenant section of the Company’s senior unsecured credit facility, adjusted for all cash and cash equivalents on its balance sheet) was 2.6 times. The Company’s fixed charge coverage ratio was 5.2 times, and its weighted average interest rate for the second quarter was 3.3%. The Company had capacity of $773 million available on its credit facilities, in addition to $221 million of cash and cash equivalents on its balance sheet.

▪	Share Repurchase Program: The Company has not repurchased any common shares under its share repurchase program since March 5, 2018.

Key West Impact Update: In the second quarter’s adjusted EBITDAre, the Company recorded $1.3 million of business interruption proceeds related to losses in 2017 and 2018 following Hurricane Irma. Year-to-date through the second quarter, the Company collected $2.6 million of business interruption proceeds relating to Hurricane Irma. The Company will continue to process business interruption claims for both of the Key West properties.

Dividend: On June 15, 2018, the Company declared a second quarter 2018 dividend of $0.225 per common share.

Blackstone Transaction: As previously announced on May 21, 2018, LaSalle entered into a definitive agreement with affiliates of Blackstone Real Estate Partners VIII (“Blackstone”), under which Blackstone would acquire all outstanding common shares of LaSalle for $33.50 per share in an all-cash transaction valued at $4.8 billion (the “Blackstone Merger Agreement”). The transaction was unanimously approved by LaSalle’s Board of Trustees after careful consideration of multiple proposals received. The Company remains committed to completing the transaction with Blackstone, which is subject to customary closing conditions, including the approval of LaSalle’s shareholders. The LaSalle Board recommends that shareholders vote “FOR” the proposal to approve the merger and other transactions contemplated by the Blackstone Merger Agreement in advance of the special meeting of shareholders, which will be held on September 6, 2018. The transaction is expected to close within a week of the special meeting and is not contingent on receipt of financing.

2018 Outlook and Earnings Call: Given the pending transaction with Blackstone, the Company is not updating its outlook for the balance of 2018. The Company will not host an investor conference call this quarter.

About LaSalle Hotel Properties
LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 41 properties, which are upscale, full-service hotels, totaling 10,452 guest rooms in 11 markets in seven states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging groups, including Access Hotels & Resorts, Accor, Benchmark Hospitality, Davidson Hotel Company, Evolution Hospitality, HEI Hotels & Resorts, Highgate Hotels, Hilton, Hyatt Hotels Corporation, IHG, JRK Hotel Group, Inc., Marriott International, Noble House Hotels & Resorts, Outrigger Lodging Services, Provenance Hotels, Two Roads Hospitality, and Viceroy Hotel Group.

Additional Information about the Proposed Merger Transaction and Where to Find It

This communication relates to the proposed merger transaction involving the Company and may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, the Company has filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”), as well as other relevant materials in connection with the proposed merger transaction pursuant to the terms of the Agreement and Plan of Merger, dated as of May 20, 2018, among BRE Landmark Parent L.P., BRE Landmark L.P., BRE Landmark Acquisition L.P., the Company and LaSalle Hotel Operating Partnership, L.P. This communication is not a substitute for the Proxy Statement or for any other document that the Company has filed or may file with the SEC or send to the Company’s shareholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. Investors and security holders are able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at www.lasallehotels.com, or by contacting the Company’s Investor Relations Department at (301) 941- 1500. The Company and its trustees and certain of its executive officers may be considered participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger transaction under the rules of the SEC. Information about the trustees and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 20, 2018, its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 22, 2018 and in subsequent documents filed with the SEC. Additional information regarding persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is included in the Proxy Statement and may be included in other relevant materials to be filed with the SEC. You may obtain free copies of this document as described above.

Cautionary Statement Regarding Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. The forward-looking statements contained in this press release, including statements regarding the proposed merger transaction and the timing of such transaction, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that the Company’s expectations will be achieved. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of the Company to differ materially from future results, performance or achievements projected or contemplated in the forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the shareholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, (iii) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction, (iv) changes affecting the real estate industry and changes in financial markets, interest rates and foreign currency exchange rates, (v) increased or unanticipated competition for the Company’s properties, (vi) risks associated with the hotel industry, including competition for guests and meetings from other hotels and alternative lodging companies, increases in wages, energy costs and other operating costs, potential unionization or union disruption, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions, (vii) the availability and terms of financing and capital and the general volatility of securities markets, (viii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ix) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws, (x) the possible failure of the Company to maintain its qualification as a REIT and the risk of changes in laws affecting REITs, (xi) the possibility of uninsured losses, (xii) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (xiii) the risk of a material failure, inadequacy, interruption or security failure of the Company’s or the hotel managers’ information technology networks and systems, (xiv) uncertainties regarding future actions that may be taken by Pebblebrook in furtherance of its unsolicited proposal and solicitation of proxies, and (xv) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed reports on Forms 10-K and 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance upon forward-looking statements.

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com.

Contacts
LaSalle Hotel Properties
Kenneth G. Fuller or Max D. Leinweber
301-941-1500
or
MacKenzie Partners, Inc.
Bob Marese
212-929-5405

Media:
Joele Frank, Wilkinson Brimmer Katcher
Meaghan Repko / Andrew Siegel
212-355-4449

LASALLE HOTEL PROPERTIES
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2018	December 31, 2017
	(unaudited)
Assets:
Investment in hotel properties, net	$3,288,558	$3,265,615
Property under development	14,781	49,459
Cash and cash equivalents	220,771	400,667
Restricted cash reserves	14,025	14,262
Hotel receivables (net of allowance for doubtful accounts of $357 and $404, respectively)	43,904	35,916
Debt issuance costs for borrowings under credit facilities, net	2,729	3,274
Deferred tax assets	2,136	2,136
Prepaid expenses and other assets	64,634	43,612
Total assets	$3,651,538	$3,814,941
Liabilities:
Borrowings under credit facilities	$0	$0
Term loans, net of unamortized debt issuance costs	853,488	853,195
Bonds payable, net of unamortized debt issuance costs	0	42,494
Mortgage loan, net of unamortized debt issuance costs	224,915	224,432
Accounts payable and accrued expenses	147,953	134,216
Advance deposits	32,084	26,625
Accrued interest	2,295	2,383
Distributions payable	28,984	55,135
Total liabilities	1,289,719	1,338,480
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference of $260,000), 40,000,000 shares authorized; 10,400,000 shares issued and outstanding	104	104
Common shares of beneficial interest, $0.01 par value, 200,000,000 shares authorized; 113,251,427 shares issued and 110,382,519 shares outstanding, and 113,251,427 shares issued and 113,209,392 shares outstanding, respectively	1,132	1,132
Treasury shares, at cost	(71,658)	(1,181)
Additional paid-in capital, net of offering costs of $82,865 and $82,842, respectively	2,766,809	2,767,924
Accumulated other comprehensive income	22,042	10,880
Distributions in excess of retained earnings	(359,894)	(305,708)
Total shareholders’ equity	2,358,535	2,473,151
Noncontrolling Interests:
Noncontrolling interests in consolidated entities	16	18
Noncontrolling interests of common units in Operating Partnership	3,268	3,292
Total noncontrolling interests	3,284	3,310
Total equity	2,361,819	2,476,461
Total liabilities and equity	$3,651,538	$3,814,941

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share and per share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Hotel operating revenues:
Room	$219,666	$222,385	$375,088	$400,750
Food and beverage	56,977	59,308	100,609	111,612
Other operating department	24,521	22,118	44,628	42,485
Total hotel operating revenues	301,164	303,811	520,325	554,847
Other income	3,445	3,233	7,307	6,602
Total revenues	304,609	307,044	527,632	561,449
Expenses:
Hotel operating expenses:
Room	55,885	55,271	105,071	107,594
Food and beverage	39,265	40,132	74,081	79,280
Other direct	3,439	2,654	6,372	6,838
Other indirect	71,053	73,177	133,247	142,833
Total hotel operating expenses	169,642	171,234	318,771	336,545
Depreciation and amortization	46,857	44,066	92,172	91,329
Real estate taxes, personal property taxes and insurance	16,308	14,089	32,336	30,204
Ground rent	4,245	3,823	8,074	7,208
General and administrative	6,667	6,917	13,183	13,471
Costs related to the Mergers and unsolicited takeover offers	8,680	0	11,331	0
Other expenses	1,589	1,559	2,809	3,477
Total operating expenses	253,988	241,688	478,676	482,234
Operating income	50,621	65,356	48,956	79,215
Interest income	569	315	1,403	457
Interest expense	(10,458)	(9,423)	(20,618)	(19,250)
Loss from extinguishment of debt	0	0	0	(1,706)
Income before income tax expense	40,732	56,248	29,741	58,716
Income tax expense	(4,993)	(5,003)	(966)	(230)
Income before gain on sale of properties	35,739	51,245	28,775	58,486
Gain on sale of properties	0	11,156	0	85,514
Net income	35,739	62,401	28,775	144,000
Net income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	(8)	(8)	(8)	(8)
Noncontrolling interests of common units in Operating Partnership	(61)	(83)	(59)	(193)
Net income attributable to noncontrolling interests	(69)	(91)	(67)	(201)
Net income attributable to the Company	35,670	62,310	28,708	143,799
Distributions to preferred shareholders	(4,115)	(4,387)	(8,231)	(9,792)
Issuance costs of redeemed preferred shares	0	(2,401)	0	(2,401)
Net income attributable to common shareholders	$31,555	$55,522	$20,477	$131,606

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income - Continued
(in thousands, except share and per share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Earnings per Common Share - Basic:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.29	$0.49	$0.18	$1.16
Earnings per Common Share - Diluted:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.28	$0.49	$0.18	$1.16
Weighted average number of common shares outstanding:
Basic	110,115,770	112,951,714	111,134,064	112,937,794
Diluted	110,552,220	113,342,151	111,552,469	113,347,580

Comprehensive Income:
Net income	$35,739	$62,401	$28,775	$144,000
Other comprehensive income:
Unrealized gain (loss) on interest rate derivative instruments	3,677	(1,675)	11,886	(551)
Reclassification adjustment for amounts recognized in net income	(703)	498	(709)	1,483
	38,713	61,224	39,952	144,932
Comprehensive income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	(8)	(8)	(8)	(8)
Noncontrolling interests of common units in Operating Partnership	(65)	(82)	(74)	(194)
Comprehensive income attributable to noncontrolling interests	(73)	(90)	(82)	(202)
Comprehensive income attributable to the Company	$38,640	$61,134	$39,870	$144,730

LASALLE HOTEL PROPERTIES
FFO, EBITDA and EBITDAre
(in thousands, except share/unit and per share/unit data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income	$35,739	$62,401	$28,775	$144,000
Depreciation	46,695	43,928	91,849	91,059
Amortization of deferred lease costs	123	91	243	170
Gain on sale of properties	0	(11,156)	0	(85,514)
FFO	$82,557	$95,264	$120,867	$149,715
Distributions to preferred shareholders	(4,115)	(4,387)	(8,231)	(9,792)
Issuance costs of redeemed preferred shares	0	(2,401)	0	(2,401)
FFO attributable to common shareholders and unitholders	$78,442	$88,476	$112,636	$137,522
Pre-opening, management transition and severance expenses	927	169	1,135	251
Costs related to the Mergers and unsolicited takeover offers	8,680	0	11,331	0
Issuance costs of redeemed preferred shares	0	2,401	0	2,401
Loss from extinguishment of debt	0	0	0	1,706
Hurricane property insurance proceeds, net of related repairs and cleanup costs	(197)	0	(552)	0
Loss from The Marker Waterfront Resort original development deficiencies	0	0	145	0
Non-cash ground rent	449	460	903	925
Adjusted FFO attributable to common shareholders and unitholders	$88,301	$91,506	$125,598	$142,805
Weighted average number of common shares and units outstanding:
Basic	110,260,993	113,096,937	111,279,287	113,083,017
Diluted	110,697,443	113,487,374	111,697,692	113,492,803
FFO attributable to common shareholders and unitholders per diluted share/unit	$0.71	$0.78	$1.01	$1.21
Adjusted FFO attributable to common shareholders and unitholders per diluted share/unit	$0.80	$0.81	$1.12	$1.26

	For the three months ended		For the six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income	$35,739	$62,401	$28,775	$144,000
Interest expense	10,458	9,423	20,618	19,250
Income tax expense	4,993	5,003	966	230
Depreciation and amortization	46,857	44,066	92,172	91,329
EBITDA	$98,047	$120,893	$142,531	$254,809
Gain on sale of properties	0	(11,156)	0	(85,514)
EBITDAre	$98,047	$109,737	$142,531	$169,295
Pre-opening, management transition and severance expenses	927	169	1,135	251
Costs related to the Mergers and unsolicited takeover offers	8,680	0	11,331	0
Loss from extinguishment of debt	0	0	0	1,706
Hurricane property insurance proceeds, net of related repairs and cleanup costs	(197)	0	(552)	0
Loss from The Marker Waterfront Resort original development deficiencies	0	0	145	0
Non-cash ground rent	449	460	903	925
Adjusted EBITDAre	$107,906	$110,366	$155,493	$172,177
Corporate expense	7,787	8,536	15,798	17,168
Interest and other income	(4,012)	(3,548)	(8,710)	(7,060)
Pro forma hotel level adjustments, net(1)	1,268	(3,364)	2,570	(6,253)
Hotel EBITDAre	$112,949	$111,990	$165,151	$176,032

(1)	Pro forma includes all properties owned by the Company as of June 30, 2018.

LASALLE HOTEL PROPERTIES
Hotel Operational Data
Schedule of Property Level Results - Pro Forma(1)
(in thousands)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Room	$219,666	$216,061	$375,088	$384,236
Food and beverage	56,977	56,227	100,609	103,272
Other	25,555	22,400	46,647	40,784
Total hotel revenues	302,198	294,688	522,344	528,292

Expenses:
Room	55,885	53,970	105,071	103,734
Food and beverage	39,265	38,833	74,081	74,453
Other direct	3,434	2,544	6,365	4,941
General and administrative	20,521	19,958	38,736	38,533
Information and telecommunications systems	3,910	4,053	7,920	8,233
Sales and marketing	19,263	19,051	36,807	36,826
Management fees	10,635	11,055	16,589	17,806
Property operations and maintenance	8,901	8,920	17,824	17,986
Energy and utilities	6,253	6,124	12,505	12,590
Property taxes	14,573	12,302	29,060	26,087
Other fixed expenses(2)	6,609	5,888	12,235	11,071
Total hotel expenses	189,249	182,698	357,193	352,260

Hotel EBITDAre	$112,949	$111,990	$165,151	$176,032

Hotel EBITDAre Margin	37.4%	38.0%	31.6%	33.3%

(1)	This schedule includes the operating data for the three and six months ended June 30, 2018 and 2017 for all properties owned by the Company as of June 30, 2018.

(2)
Other fixed expenses includes ground rent expense, but excludes ground rent payments for The Roger and Harbor Court in all periods due to the hotels being subject to capital leases of land and building under GAAP. At The Roger, the base ground rent payments were $100 and $199 for the three and six months ended June 30, 2018 and 2017, respectively. At Harbor Court, the base and participating ground rent payments were $330 and $565 for the three and six months ended June 30, 2018, respectively, and $298 and $586 for the three and six months ended June 30, 2017, respectively.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels - Pro Forma(1)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Total Portfolio
Occupancy	88.6%	88.1%	81.8%	83.0%
Increase (Decrease)	0.6%		(1.4)%
ADR	$260.57	$257.75	$242.39	$244.78
Increase (Decrease)	1.1%		(1.0)%
RevPAR	$230.96	$227.18	$198.28	$203.13
Increase (Decrease)	1.7%		(2.4)%

	For the three months ended June 30, 2018	For the six months ended June 30, 2018
Market Detail	RevPAR Variance %
Boston	(2.0)%	(4.0)%
Chicago	0.6%	1.3%
Key West	(3.7)%	(6.8)%
Los Angeles	(9.1)%	(8.7)%
New York	6.3%	4.9%
Other(2)	0.6%	2.6%
San Diego Downtown	3.9%	0.0%
San Francisco	14.8%	3.5%
Washington, DC	(1.2)%	(11.8)%
Kimpton and Marriott Integration Impact Detail
Kimpton and Marriott managed hotels	(2.9)%	(8.7)%
All other hotels	3.7%	0.0%

(1)	Pro forma includes the statistical data for all properties owned by the Company as of June 30, 2018.

(2)
Other includes The Heathman Hotel in Portland, Chaminade Resort in Santa Cruz, Embassy Suites Philadelphia - Center City in Philadelphia, L’Auberge Del Mar in Del Mar, and The Hilton San Diego Resort and Paradise Point Resort in San Diego.

Non-GAAP Financial Measures
The Company considers the non-GAAP measures of FFO (including FFO per share/unit), adjusted FFO (including adjusted FFO per share/unit), EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDAre to be key supplemental measures of the Company’s performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, adjusted FFO, EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDAre to be helpful in evaluating a real estate company’s operations.
FFO, adjusted FFO, EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDAre do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, adjusted FFO, EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDAre are not measures of the Company’s liquidity, nor are such measures indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been or will be incurred. FFO, adjusted FFO, EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDAre may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company’s operating performance.
FFO
The white paper on FFO approved by the National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization and impairment writedowns, and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with the standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization and impairments, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.
EBITDA and EBITDAre
EBITDA represents net income or loss (computed in accordance with GAAP), excluding interest expense, income tax, depreciation and amortization. The white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate” approved by NAREIT defines EBITDAre as net income or loss (computed in accordance with GAAP), excluding interest expense, income tax, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and after comparable adjustments for the Company’s portion of these items related to unconsolidated affiliates. The Company computes EBITDAre consistent with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders. In addition, the Company believes the presentation of EBITDAre, which adjusts for certain additional items including gains on sale of property, allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets.
Adjusted FFO and Adjusted EBITDAre
The Company presents adjusted FFO (including adjusted FFO per share/unit) and adjusted EBITDAre, which measures are adjusted for certain additional items, including impairment losses (to the extent included in EBITDAre), loss from extinguishment of debt, acquisition transaction costs, costs associated with management transitions or the departure of executive officers, costs associated with the recognition of issuance costs related to the redemption of preferred shares, non-cash ground rent and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA and EBITDAre, the Company’s calculation of adjusted FFO and adjusted EBITDAre may be different from similar adjusted measures calculated by other REITs.
Hotel EBITDAre
The Company also presents hotel EBITDAre, which excludes the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities. In addition, hotel EBITDAre is presented on a pro forma basis to include the results of operations of certain hotels under previous ownership acquired during the periods presented and exclude the results of operations of any hotels sold or closed for renovations during the periods presented. Results for the hotels for periods prior to the Company’s ownership were provided by prior owners and have not been adjusted by the Company or audited by its auditors. The Company believes that presenting pro forma hotel EBITDAre, excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which the individual hotels and operators have direct control. The Company believes these property-level results provide investors with supplemental information on the ongoing operational performance of each of the hotels and the effectiveness of the third-party management companies operating the Company’s business on a property-level basis.